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EXHIBIT 5.1

[DGS Letterhead]

January 27, 2003

Board of Directors
CIBER, Inc.
5251 DTC Parkway, Suite 1400
Greenwood Village, CO 80111

  Re: Registration Statement on Form S-4

Gentlemen:

        We have acted as counsel to CIBER, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement"), relating to the registration by the Company of up to 5,000,000 shares of the common stock of the Company, $0.01 par value per share (the "Shares"), to be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

        In connection therewith, we have examined certain certificates of public officials, corporate documents and records and other certificates, opinions and instruments and made such other investigations as we deemed necessary or appropriate for the purpose of furnishing this opinion.

        Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when (i) issued in accordance with the Registration Statement and resolutions of the Board of Directors of the Company (or a duly authorized committee thereof) authorizing the issuance of the Shares and (ii) delivered to and paid for by the purchasers thereof in accordance with the terms of the agreement under which they are sold, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement, as the counsel who will pass upon the validity of the Shares. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Very truly yours,
/s/ DAVIS GRAHAM & STUBBS LLP DAVIS GRAHAM & STUBBS LLP

1550 Seventeenth Street    •    Suite 500    •    Denver, Colorado 80202     •    303 892 9400    •    fax 303 893 1379
www.dgslaw.com

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  EXHIBIT 5.1